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                                               Filed pursuant to Rule 424(b)(3)
                                               SEC File No. 333-110518


                              PROSPECTUS SUPPLEMENT
                     (TO PROSPECTUS DATED NOVEMBER 26, 2003)

                                 MATRITECH, INC.

                               5,802,499 SHARES OF
                                  COMMON STOCK
                            $.01 PAR VALUE PER SHARE


THE SECURITIES OFFERED IN THIS PROSPECTUS MAY NOT BE OFFERED OR SOLD IN THE STATES OF CALIFORNIA, GEORGIA, VIRGINIA AND LOUISIANA UNTIL THE REGISTRANT'S APPLICATIONS TO QUALIFY THE SALE OF THE SECURITIES DESCRIBED IN THIS PROSPECTUS HAVE BEEN GRANTED BY THE RESPECTIVE STATE AGENCIES WITH THE RESPONSIBILITY TO REVIEW SUCH APPLICATIONS.

               THE DATE OF THIS PROSPECTUS IS NOVEMBER 26, 2003.